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                                                                   Exhibit 10.37
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                              CONSULTING AGREEMENT


       This Consulting Agreement ("AGREEMENT"), effective as of October 1, 1995, is between SEPRACOR INC. ("SEPRACOR"), a Delaware corporation having its principal office at 33 Locke Drive, Marlborough, Massachusetts 01752, and Digby
W. Barrios, 57 Main Street, Ridgefield, Connecticut 06877 ("CONSULTANT").

       WHEREAS, SEPRACOR wishes to engage the services of the CONSULTANT in the area of business development ("FIELD"); and,

       WHEREAS, the CONSULTANT wishes to provide consulting services to SEPRACOR on the terms herewith set forth;

       THEREFORE, SEPRACOR and CONSULTANT agree that:

1.     TERM

       The term of this AGREEMENT shall be one year, commencing on October 1, 1995, however, it is automatically renewed, unless sooner terminated in accordance with the provisions of Section 9.

2.     SERVICES

       During the term of this AGREEMENT, CONSULTANT agrees to diligently and conscientiously use his best efforts to discharge projects in the FIELD as may be reasonably requested from time to time by SEPRACOR. Responsibilities of CONSULTANT include providing such advice and information relating to the FIELD as SEPRACOR may reasonably request from time to time, and communicating with various third parties on behalf of SEPRACOR on matters relating to the FIELD. During the term of this AGREEMENT, CONSULTANT shall not take part in any activity in the FIELD which is a conflict of interest with his activities on behalf of SEPRACOR, and he shall not assist any other person or organization that competes, or intends to compete with SEPRACOR in this FIELD. Notwithstanding the provisions of this Section 2, nothing in this AGREEMENT shall preclude CONSULTANT from providing consulting services to any other person or entity for such projects which SEPRACOR and CONSULTANT have mutually agreed are not within the FIELD.




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3.     COMPENSATION

       SEPRACOR shall pay CONSULTANT at the rate of $1,500 per month in consideration for consulting services provided on behalf of SEPRACOR. SEPRACOR shall also reimburse CONSULTANT for all travel, office and related expenses reasonably incurred in connection with the performance of duties as a consultant to SEPRACOR.

       In a monthly invoice, CONSULTANT shall document the time spent and expenses incurred in connection with providing consulting service to SEPRACOR. SEPRACOR shall pay such invoice within thirty (30) days of its receipt.

       The CONSULTANT shall not be entitled to any benefits, coverages, or privileges, including, without limitation, social security, unemployment, workers' compensation, medical or pension payments, or holiday/vacation pay or other such benefits made available to employees of SEPRACOR.

4.     INDEPENDENT CONTRACTOR

       CONSULTANT shall be considered to be an independent contractor and not an agent or employee of SEPRACOR and has no authority to bind SEPRACOR.

5.     RECORDS AND REPORTS

       CONSULTANT agrees to keep records, in such form as the parties may agree, to make reports in writing to SEPRACOR at SEPRACOR's reasonable request and to deliver to SEPRACOR upon termination of the AGREEMENT or at any other time upon request by SEPRACOR all records, files, memoranda, notes, designs, data, reports, drawings, plans, software, software documentation, sketches, laboratory and research notebooks and other documents (and all copies or reproduction of such materials) relating to the business of SEPRACOR. Such written records shall be available to and remain the sole property of SEPRACOR.

6.     REPRESENTATIONS AND WARRANTEES

       CONSULTANT represents and warrants that CONSULTANT is free to enter into this AGREEMENT and perform the consulting services provided for in this AGREEMENT. CONSULTANT agrees that all information CONSULTANT discloses to SEPRACOR shall be received by SEPRACOR without further obligation to CONSULTANT than as provided herein. CONSULTANT also represents that, except as he has disclosed in writing to SEPRACOR, he is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his performance of services under this AGREEMENT or to refrain from competing,




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directly or indirectly, with the business of such previous employer or any other party. CONSULTANT further represents that his performance of all the terms of this AGREEMENT does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to the commencement of this AGREEMENT, and he will not disclose to SEPRACOR or induce SEPRACOR to use any confidential or proprietary information or material belonging to any previous employer or others.

       If CONSULTANT is aware of circumstances under which SEPRACOR may not be free to use CONSULTANT's information without liability of any kind, or the use of which by SEPRACOR would result in a possible infringement of one or more unexpired patents or other proprietary rights known to CONSULTANT, then CONSULTANT agrees to disclose such circumstances to SEPRACOR and, upon disclosure of such circumstance, CONSULTANT shall be under no obligation to disclose further related information to SEPRACOR.

7.     NON-DISCLOSURE AND OTHER RESTRICTIONS

       While serving as a CONSULTANT to SEPRACOR, CONSULTANT may obtain knowledge or private information belonging to, or possessed or used by, SEPRACOR and its business. This knowledge or information (the "PROPRIETARY INFORMATION") may include, but is not limited to, knowledge or information in the form of proprietary, confidential or trade secret processes, plans, materials, formulas, and the like relating to SEPRACOR's business, products and other activities.

       CONSULTANT agrees to treat such knowledge or information as confidential.

       CONSULTANT agrees that he will not, without the prior written consent of SEPRACOR, at any time during the term of this AGREEMENT or extension thereof as provided in Section 1, and for a period of five (5) years after termination of this AGREEMENT, directly or indirectly reveal, furnish or make known to any person or use for CONSULTANT's benefit or the benefit of others any PROPRIETARY INFORMATION of SEPRACOR, disclosed to, learned of, developed, or otherwise acquired by CONSULTANT while performing services for SEPRACOR. CONSULTANT is permitted to disclose the information obtained under the terms of this AGREEMENT to third parties only on a need-to-know basis related to the performance of work under this AGREEMENT, provided that SEPRACOR has approved the disclosure in advance, and only if such persons are bound to protect the confidentiality of such information to the same extent as the CONSULTANT pursuant to this AGREEMENT.


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       This obligation is specifically qualified and limited by the understanding that CONSULTANT will not have any obligation or liability of any kind with respect to any PROPRIETARY INFORMATION which:

       (a) is generally known to the public at the time of disclosure or becomes generally known through no wrongful act on the part of the CONSULTANT;

       (b) becomes known to the CONSULTANT through disclosure by sources other than SEPRACOR having the legal right to disclose such PROPRIETARY INFORMATION;

       (c) has been independently developed by the CONSULTANT without reference to or use of the PROPRIETARY INFORMATION; or

       (d) is required to be disclosed by the CONSULTANT to comply with applicable laws or governmental regulations, PROVIDED THAT the CONSULTANT provides prior written notice of such disclosure to SEPRACOR and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure.

8.     PROPRIETARY PROPERTY

       CONSULTANT agrees that all inventions, data, works, discoveries, designs, technology and improvements, (whether or not protectable by a patent or a copyright) ("INVENTIONS") related to the business of the SEPRACOR, which are conceived of, made, reduced to practice, created, written, designed or developed, authored or made by CONSULTANT, alone or in combination with others, in the course of the performance of services under this AGREEMENT or thereafter if resulting or directly derived from PROPRIETARY INFORMATION, shall be the sole and exclusive property of SEPRACOR. The inventions are to be promptly reported to SEPRACOR but otherwise maintained in confidence by CONSULTANT. All works authored by the CONSULTANT under this AGREEMENT shall be deemed "works made for hire" to the extent permitted by the copyright law.

       CONSULTANT hereby assigns to SEPRACOR all INVENTIONS and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere, and appoints any officer of SEPRACOR as duly authorized agent to execute, file, prosecute and protect the same before any government agency, court or authority.

       CONSULTANT agrees to cooperate fully with SEPRACOR and its nominees to obtain patents or register copyrights in any and all countries for these INVENTIONS,



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and to execute all papers for use in applying for and obtaining such protection thereon as SEPRACOR may desire, together with assignments thereof to confirm SEPRACOR's ownership thereof, all at SEPRACOR's expense.

       No rights are hereby given to SEPRACOR in any inventions conceived and evidenced in an invention record or disclosure, or under any patents or patent applications that CONSULTANT may own prior to the effective date of this AGREEMENT or may subsequently acquire which do not arise out of the work performed by CONSULTANT during the term of this AGREEMENT.

9.     TERMINATION

       Either SEPRACOR or CONSULTANT may terminate this AGREEMENT upon seven (7) days written notice to the other party. Such termination will be without prejudice to any right or remedy either SEPRACOR or CONSULTANT might have as a result of this AGREEMENT or due to a failure of the other to perform its obligations under this AGREEMENT.

       If this AGREEMENT is terminated by SEPRACOR, CONSULTANT shall be entitled to full payment for all expenses already incurred and for performance of consulting services prior to the date of termination, for which SEPRACOR is obligated to pay as described in Section 3 of this AGREEMENT, subject to the limitations on reimbursement of expenses paid or incurred prior to the effective date of termination. Such payments shall constitute full settlement of any and all claims of CONSULTANT of every description against SEPRACOR. Notwithstanding the foregoing, SEPRACOR may terminate this AGREEMENT, effective immediately upon receipt of written notice, if CONSULTANT breaches or threatens to breach any provision of this AGREEMENT.

10.    NOTICES

       Notices, and other communications required to be given hereunder shall be deemed given when sent by either party by registered or certified mail to the other party at the address set forth below or to such other address as one party may from time-to-time designate by written notice to the other.

       Timothy J. Barberich                        Digby W. Barrios
       Sepracor Inc.
       President & CEO
       33 Locke Drive                              57 Main Street
       Marlborough, MA  01752                      Ridgefield, CT  06877




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         Invoices are to be sent directly to:

         ACCOUNTS PAYABLE
         Sepracor Inc.
         33 Locke Drive
         Marlborough, MA  01752

Invoices must be submitted with full letterhead information. They must be signed, and clearly marked as an "INVOICE." If appropriate, invoices should also reference either a protocol or purchase order number.

11.    IMPOSSIBILITY OF PERFORMANCE

       Neither of the parties hereto shall be liable in damages for any delay or default which is caused by conditions beyond its control, including but not limited to Acts of God, governmental restrictions, continuing domestic or international problems such as war or insurrections, strikes, fires, floods, work stoppages, embargoes, and/or lack of materials; provided however that any party hereto shall have the right to terminate this AGREEMENT if the other party is unable to fulfill its obligations hereunder due to any of the above-mentioned causes.

12.    CONSTRUCTION

       This AGREEMENT shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

13.    SEPARABILITY AND WAIVER

       If any of the terms, provisions, or conditions of this AGREEMENT or the application thereof to any circumstances shall be ruled invalid or unenforceable, the validity or enforceability of the remainder of this AGREEMENT shall not be affected thereby, and each of the other terms, provisions, and conditions of this AGREEMENT shall be valid and enforceable to the fullest extent permitted by law.

       A waiver or consent regarding any term, provision, or condition of this AGREEMENT given by SEPRACOR on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

14.    AMENDMENT

       This AGREEMENT may be amended or modified only by a written instrument executed by both SEPRACOR and CONSULTANT.




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15.    SUCCESSORS AND ASSIGNS

       This AGREEMENT shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, SEPRACOR may be merged or which may succeed to its assets or business, provided, however, that the obligations of CONSULTANT are personal and shall not be assigned by CONSULTANT.

16.    ENTIRE AGREEMENT

       This AGREEMENT constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this AGREEMENT.


IN WITNESS WHEREOF, the parties hereto have caused this six (6) page AGREEMENT to be executed in duplicate.




SEPRACOR INC.


By: /s/ Timothy J. Barberich                  By: /s/ Digby W. Barrios
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    Title:                                        Title: Consultant
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    Date:                                         Date: October 27, 1995
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